As filed with the Securities and Exchange Commission on March 1, 2001


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ---------------

                         POST-EFFECTIVE AMENDMENT NO. 2
                                  TO FORM SB-2
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

     ----------------------------------------------------------------------
                                   ROEX, INC.
     ----------------------------------------------------------------------
                 (Name of Small Business Issuer in its charter)

        California                        2833                       33-0634091
 ------------------------------   ----------------------------  ----------------
  (State or jurisdiction of     (Primary Standard Industrial    (I.R.S. Employer
 incorporation or organization)       Classification No.)           Code Number)

     ----------------------------------------------------------------------
                      2081 BUSINESS CENTER DRIVE, SUITE 185
                         IRVINE, CA 92612 (949) 476-8675
     ----------------------------------------------------------------------
             (Address and telephone number of Registrant's principal
               executive offices and principal place of business)


     ----------------------------------------------------------------------
                          Rodney H. Burreson, President
                      2081 Business Center Drive, Suite 185
                                Irvine, CA 92612
                                 (949) 476-8675
     ----------------------------------------------------------------------
           (Name, address, and telephone number of agent for service)


                                 ---------------

                                    Copy to:

                            William B. Barnett, Esq.
                        Law Offices of William B. Barnett
                       15233 Ventura Boulevard, Suite 410
                             Sherman Oaks, CA 91403
                                 (818) 789-2688

Roex,  Inc.,  (the  "Registrant"),  pursuant  to  the  provisions  of  Rule  477 promulgated under the Securities Act of 1933, as amended, and pursuant to undertakings set forth in Item 28 of the Registration Statement on Form SB-2 ("Registration Statement"), File No. 333-9229, hereby files this Post-Effective Amendment No. 2 to deregister all of the securities originally registered under the Registration Statement, consisting of (i) 1,000,000 shares of the Company's common stock, no par value ("Common Stock"); and (ii) 90,000 shares of Common Stock underlying the warrants issuable upon exercise of Underwriters' Warrants. The Common Stock and the Underwriters' Warrants covered by the Registration Statement are hereinafter collectively referred to as the "Securities."

         The Registration Statement was declared effective by the Securities and Exchange Commission on November 7, 2000. Approximately 14,000 shares of Common Stock was sold and the proceeds were placed in an escrow account. All of the money in the escrow account was returned to the investors. No further securities covered by the Registration Statement have been sold and no further securities will be sold pursuant to the Registration Statement. Due to unfavorable market conditions, the Registrant has decided that the offering and sale of the Securities pursuant to the Registration Statement be terminated and the Registration Statement be withdrawn. Consequently, subject to the approval by the Securities and Exchange Commission, the Registrant hereby withdraws from registration all of the securities registered pursuant to the Registration Statement.








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

                                   Signatures

         In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and has caused this Post-Effective Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunder duly authorized, in the City of Irvine, State of California, on the 28th day of February 2001.

DATE:    February 28, 2001                        ROEX, INC.


                                                  /s/ Rodney H. Burreson
                                                  -----------------------------
                                                  Rodney H. Burreson, President


         In accordance with the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the dates stated:

      Signature                     Title                              Date


/s/ Rodney H. Burreson      Chairman of the Board and      February 28, 2001
------------------------    Chief Executive Officer
Rodney H. Burreson


/s/ Derek Burreson          Chief Operating Officer,       February 28, 2001
-----------------------     Secretary and Director
Derek Burreson


/s/ Peter Weber             Chief Financial Officer        February 28, 2001
-----------------------       (Principal Financial and
Peter Weber                    Accounting Officer)


/s/ Robert Stuckelman       Director                       February 28, 2001
-----------------------
Robert Stuckelman


/s/ William B. Barnett      Director                       February 28, 2001
-----------------------
William B. Barnett


/s/ Shri K. Mishra          Director                       February 28, 2001
-----------------------
Shri K. Mishra


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